Exhibit 4.18

THE COMPANIES (GUERNSEY) LAW, 2008

COMPANY LIMITED BY SHARES

ARTICLES OF INCORPORATION

of

CREDIT SUISSE GROUP CAPITAL (GUERNSEY) IX LIMITED

Registered on the 11th day of September, 2006

New Articles of Incorporation adopted on 6 March 2009

Carey Olsen

P O Box 98,

7 New Street, St. Peter Port

Guernsey, Channel Islands. GY1 4BZ

Tel:  +44 (0)1481 727272 Fax:  +44 (0)1481 711052

www.careyolsen.com

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TABLE OF CONTENTS

TABLE OF CONTENTS		ii
1.	DEFINITIONS	1
2.	INTERPRETATION	2
3.	BUSINESS	3
4.	SHARE CAPITAL	3
5.	COMPANY NOT OBLIGED TO RECOGNISE ANY TRUST	4
6.	ALTERATION OF RIGHTS	4
7.	CALLS ON SHARES	5
8.	FORFEITURE	6
9.	LIEN	8
10.	TRANSFER OF SHARES	9
11.	RESTRICTION ON TRANSFER AND TRANSMISSION OF SHARES	9
12.	THE REGISTER	12
13.	CERTIFICATES	12
14.	ALTERATION OF CAPITAL	13
15.	GENERAL MEETINGS	13
16.	NOTICE OF GENERAL MEETINGS	14
17.	PROCEEDINGS AT GENERAL MEETINGS	14
18.	VOTES OF MEMBERS	16
19.	CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	18
20.	APPOINTMENT OF DIRECTORS	18
21.	REMUNERATION OF DIRECTORS	19
22.	DIRECTORS’ INTERESTS	19
23.	BORROWING POWERS	20
24.	POWERS AND DUTIES OF DIRECTORS	20
25.	DIRECTORS’ INSURANCE	21
26.	RETIREMENT AND REMOVAL OF DIRECTORS	21
27.	PROCEEDINGS OF DIRECTORS	22
28.	MANAGING DIRECTOR	24
29.	ALTERNATE DIRECTORS	24
30.	SECRETARY	25
31.	THE SEAL	26
32.	DIVIDENDS AND RESERVES	26
33.	CAPITALISATION OF PROFITS	27
34.	ACCOUNTS	28
35.	AUDIT	29
36.	NOTICES	29
37.	WINDING UP	30
38.	INDEMNITY	30
39.	INSPECTION OF REGISTERS AND OTHER RECORDS	31

ii

THE COMPANIES (GUERNSEY) LAW, 2008

COMPANY LIMITED BY SHARES

ARTICLES OF INCORPORATION

of

CREDIT SUISSE GROUP CAPITAL (GUERNSEY) IX LIMITED

1.                                     DEFINITIONS

In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context.

These Articles	The articles of incorporation of the Company in their present form or as from time to time altered.

clear days	In relation to a period of notice, shall mean that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect.

the Directors	The directors of the Company for the time being or, as the case may be, the directors assembled as a board or a committee of the board.

Member	In relation to shares means the person whose name is entered in the Register as the holder of the shares.

Memorandum	The memorandum of incorporation of the Company for the time being current.

month	Calendar month.

Office	The registered office for the time being of the Company.

Ordinary Resolution	A resolution of the Company passed by a simple majority of the votes of the Members entitled to vote and voting in person or by attorney or by proxy at the meeting.

present or present in person	In relation to general meetings of the Company and to meetings of the holders of any class of shares, includes present by attorney or by proxy or, in the case of a corporate Member, by representative.

Register	The register of Members to be kept pursuant to the Statutes.

Secretary

any person appointed to perform any of the duties of secretary of the Company (including an assistant or deputy secretary) and in the event of two or more persons being appointed as joint secretaries any one or more of the persons so appointed

Special Resolution

A resolution of the Members passed as a special resolution in accordance with the Statutes by a majority of not less than seventy five per cent of the votes of the Members entitled to vote and voting in person or by attorney or by proxy at the meeting.

the Statutes	Every Order in Council, Act or Ordinance for the time being in force concerning companies registered in Guernsey and affecting the Company.

2.                                     INTERPRETATION

2.1                                 share includes a fraction of a share and save where these Articles otherwise provide, a fraction of a share shall rank pari passu and proportionately with a whole share of the same class.

2.2                                 in writing and written includes the reproduction of words and figures in any visible form.

2.3                                 Words importing the singular number only shall include the plural number and vice versa.

2.4                                 Words importing a particular gender only shall include any other gender.

2.5                                 Words importing persons shall include associations and bodies of persons, whether corporate or unincorporated.

2.6                                 Subject to the preceding paragraphs of this Article and Article 1, any words defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

2.7                                 The headings are inserted for convenience only and shall not affect the interpretation of these Articles.

2.8                                 References to enactments are to such enactments as from time to time modified, re-enacted or consolidated and shall include any enactment made in substitution for an enactment that is repealed.

3.                                     BUSINESS

Any branch or kind of business which is either expressly or by implication authorised to be undertaken by the Company may be undertaken by the Directors at such time or times as they shall think fit, and further may from time to time be allowed by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.

4.                                     SHARE CAPITAL

4.1                               The authorised share capital of the Company is such amount divided into such number of shares as may from time to time be specified in the Memorandum.

4.2                               Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares (which special rights shall not be affected, modified or abrogated except with such consent or sanction as is provided in these Articles) any share in the Company may be issued with or have attached thereto such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, and either at par, at a premium or at a discount, as the Company may from time to time by Ordinary Resolution direct, or subject to or in default of any such direction, as the Directors may determine.

4.3                               The Company may issue fractions of shares in accordance with and subject to the Statutes, provided that:

4.3.1                      A fraction of a share shall be taken into account in determining the entitlement of a Member as regards dividends or on a winding up; and

4.3.2                      A fraction of a share shall not entitle a Member to a vote in respect thereof.

4.4                               Subject to the Statutes, any preference shares may, with the sanction of an Ordinary Resolution, be issued on the terms that they are, or at the option of the Company are, liable to be redeemed on such terms and in such manner as the Company before the issue of the shares may by Ordinary Resolution determine.

4.5                               The Company may make arrangements on the issue of shares for a difference between the Members in the amounts and times of payment of calls on their shares.

4.6                               The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

4.7                               The Company may exercise the powers of paying commissions conferred by the Statutes provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Statutes and the rate of commission shall not exceed the rate of 10 per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of such price (as the case may be).  Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other.  The Company may also on any issue of shares pay such brokerage as may be lawful.

4.8                               The Company shall have power, subject to and in accordance with the Statutes, to purchase any of its own shares, whether or not they are redeemable and may make a payment out of capital in respect of such purchase.

4.9                               Subject to the Statutes, the Company may give financial assistance directly or indirectly for the purpose of, or in connection with, the acquisition made or to be made by any person of any shares in the Company or its holding company (if any).

5.                                     COMPANY NOT OBLIGED TO RECOGNISE ANY TRUST

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

6.                                     ALTERATION OF RIGHTS

All or any of the rights, privileges, or conditions for the time being attached to any class or group of shares may be affected, altered, modified, commuted, abrogated or dealt with, subject to the right (if any) of aggrieved Members to apply to the Court for a variation or cancellation as provided in the Statutes:-

6.1                                by an agreement between the Company and any person purporting to contract on behalf of the holders of shares of the class or group affected, provided that such agreement is ratified in writing by the holders of at least two-thirds in nominal value of the issued shares of the class or group affected, or

6.2                                with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of three-fourths of the votes of the holders of shares of the class or group affected entitled to vote and voting in person or by attorney or proxy and passed at a separate meeting of the holders of such shares, but not otherwise.  To any such meeting all the provisions of these Articles shall mutatis mutandis apply, but so that the necessary quorum shall be Members of the class or group affected, holding or representing by proxy one-third of the capital paid on the issued shares of the class or group affected (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Members who are present shall be a quorum) provided that this paragraph is not to derogate from any power the Company would have had if this paragraph were omitted.

7.                                     CALLS ON SHARES

7.1                                Subject to the terms of allotment, the Directors may make calls upon the Members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each Member shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay the Company as required by the notice the amount called on his shares.  A call may be required to be paid by instalments.  A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

7.2                                A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

7.3                                Joint holders of a share shall be jointly and severally liable for the payment of all calls or other moneys in respect thereof.

7.4                                Any sum or premium which by the terms of allotment of a share is made payable upon allotment or at any fixed date and any instalment of a call or premium shall, for all purposes of this Article, be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment the provisions of this Article as to payment of interest and expenses, forfeiture and the like, and all other relevant provisions of this Article shall apply as if such sum, premium or instalments were a call duly made and notified as hereby provided.

7.5                                If any Member shall fail to pay on or before the day appointed for payment thereof any call to which he may have become liable, he shall pay interest on the amount in arrear from the day appointed for payment thereof to the time of actual payment, at such rate, not exceeding 15 per cent per annum, as the Directors may from time to time fix, and in case no other rate be prescribed, then at the rate of 15 per cent per annum, provided, however, that the Directors may remit the whole or any part of such interest.

7.6                                No Member shall be entitled to receive any dividend or to receive notice of or attend or vote at any meeting or upon a poll, or to exercise any privileges as a Member until all calls or other sums due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

7.7                                The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the moneys payable upon the shares held by him beyond the sums actually called up thereon, and upon the moneys so paid in advance, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made, the Company may pay interest at such rate not exceeding 10 per cent as the Member paying such sum in advance and the Directors shall agree upon, but any amount so for the time being paid in advance of calls shall not unless the Directors shall in any particular instance otherwise determine, be included or taken into account in ascertaining the amount of dividend payable upon the share in respect of which such advance has been made.

8.                                     FORFEITURE

8.1                                If any Member fails to pay the whole or any part of a call on or before the day appointed for the payment thereof the Directors may at any time thereafter during such time as the call or any part thereof, or any interest which shall have accrued thereon, remains unpaid, serve a notice on him requiring him to pay such call or such part thereof as remains unpaid, together with any accrued interest and together with any expenses that may have been incurred by the Company by reason of such non-payment.

8.2                                The notice shall name a day, not being less than fourteen days from the date of the notice on or before which the call or such part as aforesaid and all interest and expenses that have accrued by reason of such nonpayment are to be paid. It shall also name the place at which and the person to whom payment is to be made, and shall state that, in the event of non-payment at or before the time and to the person and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited.

8.3                                If the notice is not complied with, any shares in respect of which such notice has been given may at any time thereafter, before payment of all calls, interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect.  Such forfeiture shall include all unpaid dividends, interim dividends and interest due and to become due thereon and any moneys paid up in advance of calls.

8.4                                Where any share has been forfeited in accordance with this Article, notice of the forfeiture shall forthwith be given to the holder of the share or the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given of the forfeiture, with the date thereof, shall forthwith be made in the Register opposite the shares, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

8.5                                Notwithstanding any such forfeiture as aforesaid, the Directors may, at any time before the forfeited share has been otherwise disposed of permit the share so forfeited to be redeemed upon payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as they shall think fit.

8.6                                Every share which shall be forfeited shall thereupon become the property of the Company, and may be either cancelled or sold, or re-allotted or otherwise disposed of by the Directors, either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit.  The Directors may annul any forfeiture upon such terms as they shall think fit.

8.7                                A Member whose shares have been forfeited shall, notwithstanding, be liable to pay to the Company all calls made or payable and not paid on such shares at the time of forfeiture, and interest thereon to the date of payment, and all expenses (whether then payable or not) in the same manner in all respects as if the shares had not been forfeited, and to satisfy all (if any) the claims and demands which the Company might have enforced in respect of the shares at the time of the forfeiture, without any deduction or allowance for the value of the shares at the time of forfeiture.

8.8                                The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share, as between the Member whose share is forfeited and the Company, except only such of those rights and liabilities as are by this Article expressly saved, or as are by the Statutes given or imposed in the case of past Members.

8.9                                A declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited in pursuance of this Article, and stating the time when it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated, and such declaration together with a certificate of proprietorship of the share delivered to a purchaser or allottee thereof, shall constitute a good title to the share and the new holder thereof shall be discharged from all calls made and other moneys payable prior to such purchase or allotment.

8.10                          Upon any sale after forfeiture, or for enforcing a lien in purported exercise of the powers herein given, the Directors may nominate some person to execute a transfer of the share sold in the name and on behalf of the registered holder or his legal personal representative and on such transfer being executed by the purchaser may cause the purchaser’s name to be entered in the Register in respect of the shares sold and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after his name has been entered in the Register in respect of such shares the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

9.                                     LIEN

9.1                                The Company shall have a first and paramount lien upon the shares registered in the name of each Member (whether solely or jointly with others) and upon the proceeds of sale thereof for his debts, liabilities and engagements, solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfilment or discharge thereof shall have actually arrived or not and such lien shall extend to all dividends from time to time declared in respect of such shares and to all moneys paid in advance of calls thereon; unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company’s lien (if any) on such shares.

9.2                                For the purpose of enforcing such lien the Directors may sell the shares subject thereto in such manner as they think fit, but no sale shall be made until such time as the moneys are presently payable and notice in writing stating the amount due, and giving notice of intention to sell in default shall have been served on such Member or the person (if any) entitled by transmission to the shares and default shall have been made for fourteen clear days after such notice.  The net proceeds of any such sale shall be applied in or towards satisfaction of the debts, liabilities and engagements aforesaid, the residue (if any) shall be paid to the Member or the person (if any) entitled by transmission to the shares or who would be so entitled but for such sale.

10.         TRANSFER OF SHARES

10.1                          Subject to such of the restrictions of these Articles as may be applicable, any Member may transfer all or any of his shares by instrument in writing in the usual or common form or in any other form which the Directors may approve. The instrument of transfer shall be executed by the transferor (and in the case of partly paid shares by the transferee) and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.  Shares of different classes shall not be transferred by the same instrument of transfer.

10.2                          Every instrument of transfer shall be left at the Office, or such other place as the Directors may prescribe, with the certificate of every share to be thereby transferred and such other evidence as the Directors may reasonably require to prove the title of the transferor or his right to transfer the shares; and the transfer and certificate shall remain in the custody of the Directors but shall be at all reasonable times produced at the request and expense of the transferor or transferee and their respective representatives or any of them.  A new certificate shall be delivered to the transferee after the transfer is completed and registered on his application for the same and when necessary a balance certificate shall be delivered to the transferor if required by him in writing.

10.3                          The Directors may, in their discretion and without assigning any reasons therefor, refuse to register a transfer of any share to any person of whom they shall not approve as transferee.  If the Directors refuse to register a transfer of any share they shall within one month after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

11.         RESTRICTION ON TRANSFER AND TRANSMISSION OF SHARES

11.1                          Save only in the case of a transfer for nominal or no consideration by the registered holder of a single share and in the cases provided for in Articles 11.7 or 11.8 of this Article, no share shall be sold, transferred or assigned to a person who is not a

Member so long as any existing Member is willing to purchase the same at a fair value and in such cases the following provisions will apply.

11.2                          Every Member who desires to transfer any share or shares (the “Vendor”) shall give to the Company notice in writing of such desire (a “Transfer Notice”). Subject as hereinafter mentioned, a Transfer Notice shall constitute the Company the Vendor’s agent for the sale of the share or shares specified therein (“the Shares”) to the Members at a price to be agreed upon by the Vendor and the directors or, in case of difference, at the price which the auditor of the Company for the time being acting as an expert and not as an arbitrator shall certify to be in his opinion the fair value thereof as between a willing seller and a willing buyer.  A Transfer Notice may contain a provision that unless all the Shares comprised therein are sold by the Company pursuant hereto none shall be so sold and any such provision shall be binding on the Company.

11.3                          If the auditor is asked to certify the fair price as aforesaid, the Company shall, as soon as it receives the auditor’s certificate, furnish a certified copy thereof to the Vendor and the Vendor shall be entitled by notice in writing given to the Company within seven days of the service upon him of the said certified copy, to cancel the Company’s authority to sell the Shares.  The cost of obtaining the certificate shall be borne by the Company.

11.4                          Upon the price being fixed as aforesaid and provided the Vendor shall not give notice of cancellation as aforesaid, the Company shall forthwith by notice in writing inform each Member other than the Vendor of the number and price of the Shares and invite each such Member to apply in writing to the Company within twenty-eight days of the date of dispatch of the notice (which date shall be specified therein) for such maximum number of the Shares (being all or any thereof) as he shall specify in such application.

11.5                          If the said Members shall within the said period of twenty-eight days apply for all or (except where the Transfer Notice provides otherwise) any of the Shares, the directors shall allocate the shares (or so many of them as shall be applied for as aforesaid) to or amongst the applicants and in case of competition pro rata (as nearly as possible) according to the number of shares in the Company of which they are registered or unconditionally entitled to be registered as holders, provided that no applicant shall be obliged to take more than the maximum number of Shares specified by him as aforesaid; and the Company shall forthwith give notice of such allocations (an “Allocation Notice”) to the Vendor and to the persons to whom the Shares have been allocated and shall specify in such notice the place and time (being not earlier than fourteen and not later than twenty-eight days after the date of the notice) at which the sale of the Shares so allocated shall be completed.

11.6                          The Vendor shall be bound to transfer the Shares comprised in an Allocation Notice to the Purchasers named therein at the time and place therein specified; and if he shall fail to do so, the chairman of the Company or some other person appointed by the directors shall be deemed to have been appointed the agent of the Vendor with full power to execute, complete and deliver, in the name and on behalf of the Vendor, transfers of the Shares to the Purchasers thereof against payment of the price to the Company.  On payment of the price to the Company the Purchaser shall be deemed to have obtained a good receipt for such payment and on execution and delivery of the transfer the Purchaser shall be entitled to insist upon his name being entered in the Register of Members as the holder by transfer of the Shares.  The Company shall forthwith pay the price into a separate bank account and shall hold such price on trust absolutely for the Vendor.

11.7                          If the Company shall not, within the space of twenty-eight days after being served with a Transfer Notice, find a Member willing to purchase the shares and give notice in manner aforesaid, the proposing transferor shall, at any time within three months afterwards, be at liberty, subject to Article 10.3, to sell and transfer the shares or those not placed to any person at a price not less than that fixed in the Transfer Notice or the fair value fixed by the auditor under Article11.2, whichever is lower.  Provided that, if the Vendor stipulated in his Transfer Notice that unless all the Shares comprised therein were sold pursuant to this Article, none should be so sold, the Vendor shall not be entitled, save with the written consent of all the other Members of the Company, to sell hereunder, only some of the Shares comprised in his Transfer Notice.

11.8                         The Company by Ordinary Resolution may make and from time to time vary rules as to the mode in which any shares specified in any Transfer Notice shall be offered to the Members and as to their rights in regard to the purchase thereof, and in particular may give any Member or class of Members a preferential right to purchase the same.

11.9                         A share of a deceased Member may be transferred or assigned by his executors or administrators to any child or other issue, widow or widower of such deceased Member and shares standing in the name of the trustees of the will of any deceased Member may be transferred upon any change of trustees to the trustees for the time being of such will (and the restrictions in Article 11.1 hereof shall not apply to any transfer authorised by this clause) provided always that the Company shall not be bound to recognise any trust.

12.         THE REGISTER

12.1                         The Company shall keep a Register in accordance with the Statutes.  The Register may be closed during such time as the Directors think fit, not exceeding in the whole thirty days in any one year.

12.2                         In the case of the death of a Member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole holder, shall be the only persons or person recognised by the Company as having any title to or interest in his shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

12.3                         A person entitled to shares in consequence of the death or bankruptcy of a Member shall not be entitled to receive notice of or attend or vote at any meeting, or, save as aforesaid and save as regards the receipt of such dividends as the Directors shall not elect to retain, to exercise any of the rights and privileges of a Member, unless and until he shall have been registered as the holder of the shares.

13.         CERTIFICATES

13.1                         Every Member shall be entitled to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or if the Member shall so request several certificates each for one or more of his shares.

13.2                         Every certificate shall be signed, shall specify the shares to which it relates and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

13.3                         If a share certificate is defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the matter and generally upon such terms as the Directors shall think fit.

14.         ALTERATION OF CAPITAL

14.1                         The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

14.2                         The Company may by Ordinary Resolution:-

14.2.1                  consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

14.2.2                  sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

14.2.3                  cancel any shares which, at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled;

14.2.4                  convert the whole, or any particular class, of its preference shares into redeemable preference shares;

14.2.5                  issue shares which shall entitle the holder to no voting right or entitle the holder to a restricted voting right;

14.2.6                  convert all or any of its fully paid shares the nominal amount of which is expressed in a particular currency into fully paid shares of a nominal amount of a different currency, the conversion being effected at the rate of exchange (calculated to not less than three significant figures) current on the date of the resolution or on such other date as may be specified therein.

14.3                         The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in accordance with the Statutes.

15.         GENERAL MEETINGS

15.1                         The first general meeting of the Company shall be held within a period of not more than eighteen months from the day on which the Company shall have the right to commence business.

15.2                         An annual general meeting shall be held once in every calendar year (provided that not more than fifteen months have elapsed since the last such meeting) at such time and place as the Directors shall appoint, and in default an annual general meeting may be convened by any two Members in the same manner as nearly as possible as that in which meetings are to be convened by the Directors.

15.3                         All general meetings other than annual general meetings shall be called extraordinary general meetings.

15.4                           The Directors may whenever they think fit convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on the requisition in writing of one or more of the Members holding at least one-tenth of the issued share capital of the Company carrying voting rights or, if the Directors shall fail upon such requisition to convene the meeting so requisitioned within twenty-one days (counting the day on which the request is made) then such meeting may be convened by such requisitionists in such manner as provided by the Statutes.

15.5                         Any general meeting may be held in Guernsey or elsewhere, as the Directors may from time to time determine.

16.         NOTICE OF GENERAL MEETINGS

16.1                         All general meetings shall be called by ten clear days’ notice in writing at the least. The notice shall specify the place, the day and the hour of the meeting, and in the case of special business, the general nature of that business and shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company by Ordinary Resolution, to such persons as are, by these Articles, entitled to receive such notices from the Company, provided that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed by all the Members entitled to attend and vote thereat.

16.2                         The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

17.         PROCEEDINGS AT GENERAL MEETINGS

17.1                         All business shall be deemed special that is transacted at an extraordinary general meeting and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the Directors and auditors, the election of Directors and the appointment of and the fixing of the remuneration of the auditors.

17.2                         No business shall be transacted at any general meeting unless a quorum is present. Two Members present in person and entitled to vote shall be a quorum.

17.3                         If within half an hour after the time appointed for a meeting a quorum is not present, the meeting, if convened by or upon the requisition of Members as hereinbefore provided, shall be dissolved.  If otherwise convened, it shall stand adjourned to the same day in the next week (or if that day be a public holiday in the Island of Guernsey to the next working day thereafter) at the same time and place and no notice of such adjournment need be given.  At any such adjourned meeting, those Members who are present in person shall be a quorum.

17.4                         The Members present in person and entitled to vote, provided they are sufficient in number to authorise the meeting to proceed, shall elect, by a majority of votes, one of their number to discharge the duties of chairman.

17.5                         The chairman, with the consent of any meeting at which a quorum is present may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.  When a meeting is adjourned for fourteen days or more, seven clear days notice at the least specifying the place, the day and the hour of the adjourned meeting shall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting.

17.6                         Every question submitted to a general meeting shall be determined in the first instance by a show of hands of the Members present in person or by attorney and entitled to vote, but a poll may be demanded by one or more of the Members present in person representing, at least one-tenth of the subscribed capital.  Unless a poll is duly demanded in accordance with these Articles, a declaration by the chairman that a resolution has been carried or lost or has or has not been carried by any particular majority and an entry to that effect in the minutes of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number, proportion or validity of the votes recorded in favour of or against such resolution.

17.7                         If a poll is demanded, it shall be taken at the meeting at which the same is demanded, or at such other time and place as the chairman presiding shall direct, and the result of such poll shall be deemed the resolution of the meeting. The demand for a poll may be withdrawn.

17.8                         The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

17.9                         If a poll shall be duly demanded upon the election of a chairman or on any question of adjournment, it shall be taken at once.

17.10                   In case of an equality of votes, either on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is taken, as the case may be, shall have a second or casting vote.

18.         VOTES OF MEMBERS

18.1                         Subject to any rights or restrictions attached to any shares, on a show of hands, every Member present in person and entitled to vote shall have one vote, and on a poll every Member present in person shall have one vote for each share held by him, but this provision shall be subject to the conditions with respect to any special voting powers or restrictions for the time being attached to any shares which may be subject to special conditions.

18.2                         Where there are joint registered holders of any share any one of such persons may vote at any meeting, either personally, in respect of such share as if he were solely entitled thereto; and if more than one of such joint holders be present at any meeting personally that one of the said persons so present in person whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof.

18.3                         Any Member being under any legal disability may vote by his guardian or other legal representative.  Any one of such persons may vote either personally or by proxy or by attorney.

18.4                         Upon a poll votes may be given personally or by proxy or by attorney and it shall not be necessary for a proxy or attorney to be entitled to attend the meeting in his own right.  Deposit of an instrument of proxy shall not preclude a Member from attending and voting at the meeting or any adjournment thereof.

18.5                         Every instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if such appointor is a corporation, under that corporation’s seal, or under the hand of some officer duly authorised in writing in that behalf.

18.6                         The instrument appointing a proxy, with the letter or power of attorney (if any) under which it is signed, shall be deposited at the Office at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting, as the case may be, at which the person named in such instrument proposes to vote, otherwise the person so named shall not be entitled to vote in respect thereof.

18.7                         Every instrument of proxy whether for a specified meeting or otherwise, shall, as nearly as circumstances will admit, be in the form or to the effect following:-

I,                                              of

being a Member of  CREDIT SUISSE GROUP CAPITAL (GUERNSEY) IX LIMITED

hereby appoint

of

or failing him

of

as my proxy to vote for me and on my behalf on the taking of a poll at the ordinary or extraordinary (as the case may be) general meeting of the Company to be held on the      day of                   and any adjournment thereof.

As witness my hand this        day of                     .

18.8                         Any Member shall be entitled to appoint by power of attorney some person, whether a Member or not, to act as his attorney for the purposes of receiving notices of general meetings and attending general meetings and voting thereat, and upon such power of attorney being deposited at the Office together with a notice from the attorney giving his address, an entry thereof shall be made in the Register and all notices of meetings held during the continuance in force of such power of attorney shall be served upon the attorney thereby appointed as if such attorney were a Member of the Company and registered owner of the shares, and all notices, except where otherwise herein expressly provided, shall be deemed duly served if served upon such attorney in accordance with these Articles, and the attorney shall be entitled to attend any general meetings held during the continuance of his appointment and to vote thereat in respect of the shares of any Member appointing him, such vote to be exercised either personally or by proxy appointed by the attorney in accordance with these Articles.  Every such power shall remain in full force notwithstanding the death of or its revocation by other means by the grantor, unless and until express notice in writing of such death or revocation shall have been given to the Company.

18.9                         A vote given or poll demanded in accordance with the terms of an instrument of proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless a notice of the determination of the proxy or of the authority under which the proxy was executed, shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

18.10                   Subject to the Statutes, a resolution in writing signed by or on behalf of the Members who, on the date when the resolution is to be passed, would be entitled to vote on the resolution if it were proposed at a meeting, shall be as effective as if the same had been duly passed at a general meeting.

19.         CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member.

20.         APPOINTMENT OF DIRECTORS

20.1                         The first Directors shall be appointed by the subscribers to the Memorandum of Incorporation.  Unless otherwise determined by Ordinary Resolution, the number of Directors shall not be subject to any maximum and the minimum number shall be two.

20.2                         A Director need not be a Member but shall be entitled to receive notice of and attend all General Meetings of the Company.

20.3                         No person shall, unless recommended by the Directors, be eligible for election to the office of Director at any general meeting unless not less than three nor more than twenty-one days before the date appointed for the meeting there shall have been left at the Office notice in writing signed by a Member duly qualified to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected.

20.4                         The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors.  Any Director so appointed shall hold office only until the next following annual general meeting and shall then be eligible for re-election.

20.5                         The Company in general meeting may by Ordinary Resolution appoint another person in place of a Director removed from office under Article 26, and without prejudice to the powers of the Directors under Article 20.4 the Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

21.         REMUNERATION OF DIRECTORS

21.1                         The remuneration of the Directors shall from time to time be determined by the Company by Ordinary Resolution.  Such remuneration shall be deemed to accrue from day to day.  The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

21.2                         If any Director, being willing, shall be called upon to render or to perform and shall render or perform extra or special services of any kind or shall travel or go or reside in any country not his usual place of residence for any business or purposes of the Company, he shall be entitled to receive such sum as the Directors may think fit for expenses and also such remuneration as the Directors may think fit, either as a fixed sum or as a percentage of profits or otherwise, and such remuneration may, as the Directors shall determine, be either in addition to or in substitution for any other remuneration he may be entitled to receive, and the same shall be charged as part of the ordinary working expenses.

22.         DIRECTORS’ INTERESTS

22.1                         A Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise directs.

22.2                         A Director or intending Director shall not be disqualified by his office from entering into a contract or arrangement with the Company, either as vendor, purchaser, lessor, lessee, mortgagor, mortgagee, manager, agent, broker or otherwise, and no such contract or arrangement or any contract or arrangement entered into by or on behalf of the Company, with any person, firm or company of or in which any Director shall be in any way interested shall be avoided, nor shall any person so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding the office of Director, or of the fiduciary relationship  thereby established.  Any Director, so contracting or being so interested as aforesaid, shall disclose at the board meeting at which the contract or arrangement is determined upon the nature of his interest, if his interest then exists, or in any other case at the first board meeting after the acquisition of his interest.  A Director may vote in respect of any contract or arrangement in which he is so interested as aforesaid notwithstanding his interest.  A Director may occupy any other office or place of profit in the Company (except that of auditor) or act in any professional capacity to the Company in conjunction with his office of Director, and on such terms as to remuneration and otherwise as the Directors shall approve.

23.         BORROWING POWERS

The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

24.         POWERS AND DUTIES OF DIRECTORS

24.1                         The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as are not, by the Statutes or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles, to the provisions of the Statutes and to such regulations, being not inconsistent with these Articles or the Statutes as may be prescribed by the Company by Ordinary Resolution; but no regulation made by the Company shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

24.2                         Subject to any restriction thereon contained in the Statutes, the Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

24.3                         A power of attorney given by the Company shall be valid if executed by the Company under the common signature of the Company.

24.4                         The Directors shall cause minutes to be made in books provided for the purpose:-

24.4.1                  of all appointments of officers made by the Directors;

24.4.2                  of the names of the Directors present at all meetings of the Company and of the Directors and of committees of the Directors; and

24.4.3                  of all resolutions and proceedings at all meetings of the Company, of the Directors and of committees of the Directors.

25.         DIRECTORS’ INSURANCE

Without prejudice to the provisions of Article 38, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any other such company or subsidiary undertaking.

26.         RETIREMENT AND REMOVAL OF DIRECTORS

The office of Director shall, ipso facto, be vacated:-

26.1                           If he resigns his office by writing under his hand deposited at the Office;

26.2                         If he shall have absented himself (such absence not being absence with leave or by arrangement with the Directors on the affairs of the Company) from meetings of the Directors for six months in succession and the other Directors shall have resolved that his office shall be vacated;

26.3                         If he has his affairs declared en désastre or has a preliminary vesting order made against his Guernsey realty, becomes bankrupt, suspends payment or compounds with his creditors, or is adjudged insolvent;

26.4                         If he becomes prohibited from being a Director by reason of an order made under any provisions of any law or enactment;

26.5                         If he is requested to resign in writing signed by all his co-Directors (being not less than two in number);

26.6                         If the Company shall by Ordinary Resolution declare that he shall cease to be a Director.

Provided that until an entry of his office having been so vacated be made in the minutes of the Directors, his acts as a Director shall be as effectual as if his office were not vacated.

27.          PROCEEDINGS OF DIRECTORS

27.1                         The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings, as they think fit.

27.2                         Questions arising at any meeting shall be decided by a majority of votes and in the case of an equality of votes, the Chairman shall have a second or casting vote.

27.3                         A Director may, and the secretary on the requisition of a Director, shall summon a meeting of the Directors.

27.4                         Subject to the provisions hereof, a meeting of Directors or of a committee of Directors may be validly held notwithstanding that such Directors may not be in the same place provided that:-

27.4.1                  they are in constant communication with each other throughout by telephone, television or some other form of communication; and

27.4.2                  all Directors entitled to attend such meeting so agree.

A person so participating in the meeting shall be deemed to be present in person and shall accordingly be counted in the quorum and be entitled to vote. Such a meeting shall be deemed to take place where the chairman of the meeting then is.

27.5                         The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two except that where the number of Directors has been fixed at one pursuant to Article 20.1, a sole Director shall be deemed to form a quorum.  For the purposes of this Article an alternate director shall be counted in the quorum at a meeting at which the Director appointing him is not present.

27.6                         If and for so long as there is a sole Director, he may exercise all the powers conferred on the Directors by the Articles by resolution in writing signed by him.

27.7                         The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of the Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose.

27.8                         The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes of the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

27.9                         The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

27.10                   A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

27.11                   A committee may meet and adjourn as it thinks proper.  Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

27.12                   All acts done by any meeting of the Directors or of a committee of the Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any of the Directors or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

27.13                   A resolution in writing, signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form signed by any one or more of the Directors.

28.          MANAGING DIRECTOR

28.1                         The Directors may from time to time appoint one or more of their body to the office of Managing Director for such period and on such terms as they think fit, and subject to the terms of any agreement entered into in any particular case, may revoke such appointment.  The appointment of a Director so appointed shall be automatically determined if he cease from any cause to be a Director.

28.2                         A Managing Director shall receive such remuneration (whether by way of salary, commission, or participation in profits or partly in one way and partly in another) as the Directors may determine.

28.3                         The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

29.          ALTERNATE DIRECTORS

29.1                         Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment.  Such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved.

29.2                         The appointment of an alternate Director shall terminate on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director.

29.3                         An alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these presents shall apply as if he (instead of his appointor) were a Director.  If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director his voting rights shall be cumulative.  If his appointor is for the time being temporarily unable to act through ill-health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor.  To such extent as the Directors may from time to time determine in relation to any committees of the Directors, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member.

29.4                         An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

30.          SECRETARY

30.1                         The secretary of the Company shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

30.2                         No person shall be appointed or hold office as secretary who is:-

30.2.1                  the sole Director of the Company; or

30.2.2                  a corporation the sole director of which is the sole Director of the Company; or

30.2.3                  the sole director of a corporation which is the sole Director of the Company.

30.3                         A provision of the Statutes or of these Articles requiring or authorising a thing to be done by or to a Director and the secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the secretary.

31.          THE SEAL

31.1                         The Company may have a common seal (the “Seal”) and if the Directors resolve to adopt a Seal the following provisions shall apply.

31.2                           The Seal shall have the Company’s name engraved on it in legible letters.

31.3                         The Directors shall provide for the safe custody of the Seal, which shall only be used pursuant to a resolution passed at a meeting of the Directors, or a Committee of the Directors authorised to use the Seal, and in the presence either of two Directors or of one Director and the secretary or of such person or persons as the Directors may from time to time appoint, and such person or persons, as the case may be, shall sign every instrument to which the Seal is affixed.

31.4                         The Company may have for use in any territory, district or place abroad an official seal which shall bear on its face the Company’s name in legible characters with the addition of the name of the territory, district or place where it is to be used.

32.          DIVIDENDS AND RESERVES

32.1                         The Company may from time to time by Ordinary Resolution declare dividends to be paid to the Members according to their right and interest in the profits but no dividend shall be declared in excess of the amount recommended by the Directors.  The declaration of the Directors as to the amount of the profits of the Company available for dividends shall be final and conclusive.

32.2                         The Directors may from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Company.

32.3                         The Directors may, before recommending any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, to meet contingencies or for equalising dividends and the Directors may invest the sum so set apart as a reserve fund in such securities as they may select.

32.4                         All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

32.5                         The Directors may deduct from the dividends or bonus payable to any Member all such sums of money as may be due from him to the Company on account of calls or otherwise.

32.6                           No dividend shall bear interest against the Company.

32.7                         The receipt of the person appearing by the Register to be the holder of any shares shall be a sufficient discharge to the Company for any dividend or other moneys payable in respect of such shares; and where several persons are the joint holders of a share the receipts of any one of them shall be a good discharge to the Company for any dividends or other moneys payable thereon.

32.8                         A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

32.9                         The Directors may retain the dividend payable upon shares in respect of which any person is entitled to become a Member under Article 11.8 until such person shall be registered as a Member in respect thereof or shall duly transfer the same.

32.10                   Unless otherwise directed, any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member entitled thereto, or in the case of joint holders to that one whose name stands first on the Register in respect of the joint holding and every cheque or warrant so sent shall be payable to the order of the person to whom it is sent, and the payment of any such cheque or warrant shall operate as a good discharge to the Company in respect of the dividend represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or that the endorsement thereon has been forged.

32.11                   All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

32.12                   Any dividend which has remained unclaimed for a period of ten years from the date of declaration thereof shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company and shall thenceforth belong to the Company absolutely.

33.          CAPITALISATION OF PROFITS

33.1                         The Company by Ordinary Resolution may upon the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that the sum be set free for distribution amongst the Members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such Members respectively or paying up in full unissued shares of the Company to be allotted and distributed credited as fully paid up to and amongst such Members in the proportion aforesaid, or partly in the one way and partly in the other, but the share premium account and the capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to Members as fully paid bonus shares.

33.2                         Whenever such a resolution as aforesaid shall have been passed the Directors shall make all the appropriations and applications of the profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares becoming distributable in fractions, and also to authorise any person to enter on behalf of all the Members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such Members.

34.          ACCOUNTS

34.1                         The Directors shall keep proper books of account with respect to all the transactions, assets and liabilities of the Company in accordance with the Statutes.

34.2                         Subject to the Statutes, the books of account shall be kept at the Office, or at such other place or places as the Directors shall think fit and shall at all times be open to the inspection of the Directors, and the Secretary.

34.3                         A balance sheet shall be made out and laid before the Company at its annual general meeting in each year, and such balance sheet shall contain a general summary of the assets and liabilities of the Company.  The balance sheet shall be accompanied by a report of the Directors as to the state and condition of the Company, as to the amount (if any) which they recommend be paid by way of dividend to the Members, and the amount (if any) which they have carried or propose to carry to reserve.  The report and balance sheet shall be signed on behalf of the Directors by at least two of the Directors of the Company, or if there is only one Director for the time being, by that Director.

34.4                         A copy of the Directors’ report and balance sheet with the auditor’s report (if any) attached thereto shall, at least ten days prior to the annual general meeting, be delivered or sent by post to the registered address of every Member.

35.          AUDIT

Auditors shall be appointed and their duties regulated in accordance with the Statutes.

36.          NOTICES

36.1                         A notice may be given by the Company to any Member either personally or by sending it by post in a pre-paid envelope addressed to the Member at his registered address or by facsimile to the facsimile number from time to time held by the Company for that Member.  A notice shall, unless the contrary is shown, be deemed to have been received:-

36.1.1                  in the case of a notice sent by post to an address in the United Kingdom, Channel Islands or the Isle of Man, on the third day after the day of posting;

36.1.2                  in the case of a notice sent elsewhere by airmail, on the seventh day after posting;

36.1.3                  in the case of a notice sent by facsimile, upon sending;

excluding, in the first two cases, any day which is a Saturday, Sunday, Good Friday, Christmas Day, a bank holiday in Guernsey or a day appointed as a day of public thanksgiving or public mourning in Guernsey.

36.2                         A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

36.3                         A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

36.4                         Notice of every general meeting shall be given in any manner hereinbefore authorised to:-

36.4.1                  every Member who has supplied to the Company a registered address for the giving of notices to him;

36.4.2                  every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting; and,

36.4.3                  each Director who is not a Member.

No other person shall be entitled to receive notices of general meetings.

37.          WINDING UP

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Company passed by a majority of three-fourths of the votes of the Members entitled to vote and voting in person or by attorney or proxy and any other sanction required by the Statutes, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

38.          INDEMNITY

The Directors, Secretary and other officers or servants or agents for the time being of the Company shall be indemnified out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses in respect of which they may lawfully be indemnified which they or any of them shall or may incur or sustain by reason of any contract entered into or any act done, concurred in, or omitted, in or about the execution of their duty or supposed duty or in relation thereto, except such (if any) as they shall incur or sustain by or through their own wilful act, negligence or default respectively, and none of them shall be answerable for the acts, receipts, negligence or defaults of the other or others of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for any bankers, brokers, or other persons into whose hands any money or assets of the Company may come, or for any defect of title of the Company to any property purchased, or for the insufficiency or deficiency or defect of title of the Company, to any security upon which any moneys of the Company shall be invested, or for any loss or damage occasioned by an error of judgement or oversight on their part, or for any other loss, damage or misfortune whatsoever which shall happen in the execution of their respective offices or in relation thereto, except the same shall happen by or through their own wilful act, negligence or default respectively.

39.          INSPECTION OF REGISTERS AND OTHER RECORDS

39.1                         A Director shall be entitled at any time to inspect the Register, the minute books, the annual return, the register of Directors and secretaries and the index, if any, of Members.

39.2                         A Member shall be entitled on giving not less than one day’s notice to inspect the Register and the other documents mentioned in 39.1 other than the minutes of proceedings at Directors’ meetings.

39.3                         Any person who is not a Director or a Member shall be entitled on giving not less than three days’ notice to inspect the Register, the register of Directors and secretaries and the index, if any, of Members.

39.4                         The rights of inspection herein referred to shall be exercisable between 2.30 pm and 4.30 pm on any weekday when banks in Guernsey are open for business.

39.5                         Subject to Article 39.2, no Member shall (as such) have any right of inspecting any accounting records or other books or documents of the Company except as conferred by the Statutes or authorised by the Directors or by Ordinary Resolution.